UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2013

SED INTERNATIONAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-35094	22-2715444
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3505 Newpoint Place, Suite 450
Lawrenceville, Georgia	30043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 243-1200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2013, SED International Holdings, Inc. (the “Company”), appointed John “Mike” R. Hagan to serve as the Company’s Interim Chief Executive Officer and entered into a Consulting Agreement with Mr. Hagan with respect to these services. Mr. Hagan most recently served as Chief Operating Officer of SM Jaleel & Company Ltd., a privately-held manufacturer of non-alcoholic beverages, from 2012 to July 2013, where he was involved with supply chain efficiency, product development, business integration and revenue enhancement initiatives. From 2011 to 2012, Mr. Hagan served as Senior Executive Vice President and Chief Operating Officer of Shasta Beverages, Inc., a wholly-owned subsidiary of National Beverage Corp., a publicly-traded non-alcoholic beverage company, where he oversaw manufacturing, sales, finance, marketing, operations and human resources. Prior to that date, he served as President of Pepsi Americas Puerto Rico, a manufacturer and distributor of carbonated and non-carbonated beverages, milk, beer and snacks, from 2006 to 2009; Senior Vice President-Sales & Marketing with the Philadelphia Coca Cola Bottling Company from 1998 to 2005; and held various divisional management positions with Coca-Cola Enterprises from 1992 to 1998.

Pursuant to the Consulting Agreement, the Company will pay Mr. Hagan compensation of $20,000 per month for his services as Interim Chief Executive Officer. A copy of Mr. Hagan’s Consulting Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Mr. Hagan was not selected as the Company’s Interim Chief Executive Officer pursuant to any arrangement or understanding with any other person, and he has no reportable transactions under Item 404(a) of Regulation S-K.

As previously reported, on October 21, 2013, the Company entered into a Consulting Agreement with Stephen M. Dexter to serve as the Company’s Interim Chief Financial Officer. On October 25, 2013, the Company increased Mr. Dexter’s compensation to $16,000 per month for his services as Interim Chief Financial Officer.

On October 25, 2013, the Board of Directors of the Company replaced the Board’s interim compensation structure and established more permanent compensation arrangements for the Board, effective immediately. Each of the directors, other than Mr. Gad, will receive an annual retainer of $50,000 and Mr. Gad will receive an annual retainer of $100,000, in each case payable quarterly. Any compensation that the directors have been paid pursuant to the interim compensation structure will be subtracted from their retainers paid under the new director compensation arrangements.

In addition, on October 25, 2013, the Company’s Board approved and the Company entered into Indemnification Agreements with each of its Interim Chief Executive Officer, its Interim Chief Financial Officer and its directors to provide for indemnification to the fullest extent permitted by law. The director indemnification agreements are on the same form as those purported to be executed by the Company’s former directors who resigned on October 17, 2013. The officer indemnification agreements are on substantially the same form as that historically used by the Company with its officers and filed with the SEC.

Forms of the officer and director Indemnification Agreements are attached as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

*10.1	Consulting Agreement, dated October 24, 2013, by and between the Company and John “Mike” R. Hagan.

*10.2	Form of Officer Indemnification Agreement.

*10.3	Form of Director Indemnification Agreement.

* Denotes compensatory plan, compensation arrangement or management contracts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SED International Holdings, Inc.

By:	/s/ Hesham M. Gad
Hesham M. Gad
Executive Chairman of the Board

Date: October 28, 2013